EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED,

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Multimedia Games, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Clifton E. Lind, Chief Executive Officer, and Randy S. Cieslewicz, Interim Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, based upon my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2006	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer

/s/ Randy S. Cieslewicz
Randy S. Cieslewicz
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Multimedia Games, Inc., and will be retained by Multimedia Games, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.